                                                                               .
                                                                               .
                                                                               .


                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Name                                State of Incorporation             Other Names Used in Business
----                                ----------------------             ----------------------------
Cleanwater Contracting, Inc.        California                         None.


Community Builders, Inc.            Colorado                           None.